Exhibit 99.2

FOR IMMEDIATE RELEASE	Investor Relations and Media Contact: Dominic C. Canuso
(302) 571-6833
March 10, 2021	dcanuso@wsfsbank.com

WSFS Financial Corporation to Combine with Bryn Mawr Bank Corporation,
Solidifies Position as the Premier Bank and Wealth Management Franchise in the Greater
Philadelphia and Delaware Region

Combination accelerates delivery and talent transformations by providing greater scale to leverage existing investments and enhance long-term initiatives.

WILMINGTON, Del. and BRYN MAWR, Pa. – WSFS Financial Corporation (NASDAQ: WSFS) and Bryn Mawr Bank Corporation (NASDAQ: BMTC), jointly announced today the signing of a definitive merger agreement whereby Bryn Mawr Bank Corporation (“Bryn Mawr”) will merge with WSFS Financial Corporation (“WSFS”), in a transaction valued at approximately $976.4 million. Simultaneously with the merger, The Bryn Mawr Trust Company (“BMT”), the wholly owned subsidiary of Bryn Mawr, will merge into WSFS Bank, a wholly owned subsidiary of WSFS. The combination of two of the high performing, locally-based financial services companies in the Greater Philadelphia and Delaware region solidifies WSFS’ position as the preeminent, locally-headquartered bank for this region. With nearly $20 billion in assets and an approximately $43 billion Wealth Management business as of December 31, 2020, WSFS believes that following the merger it will be the only bank in the region with distinct market-share advantages, including market knowledge, local decision-making, a full-service product suite and a balance sheet to compete with larger regional and national banks.

Under the terms of the agreement, stockholders of Bryn Mawr will receive 0.90 of a share of WSFS common stock for each share of Bryn Mawr common stock. The per share value equates to an implied value of $48.55 for Bryn Mawr stockholders based on the closing price of WSFS stock on March 9, 2021.

“This combination aligns with our strategic plan,” said Rodger Levenson, WSFS’ Chairman, President and CEO. “Combining with Bryn Mawr allows us to accelerate our long-term strategic objectives, including scale to continue to invest in our delivery and talent transformations. This combination also creates the premier wealth management and trust business in the region and the sixth largest bank-affiliated wealth management and trust business nationwide under $100 billion in assets. Together, we are poised and positioned to continue to serve and outperform for all our constituents, and to deliver sustainable high performance for years to come.”

Frank Leto, President and CEO of Bryn Mawr said, “We strongly believe in the value creation by combining with WSFS and enhancing the strengths of our institutions. This is a sound decision for Bryn Mawr, our stockholders, our Clients and the communities we serve. We are combining with WSFS because it is an established institution with deep roots in the region and the utmost focus on doing the right thing for our Clients.”

The combination is WSFS’ ninth since 2010, including traditional banks and other fee-based businesses in southeastern Pennsylvania and Delaware. WSFS’ proven track record of successful integrations, combined with its strong organic growth and purposeful expansion into the Greater Philadelphia region, has resulted in significant community and economic investments.

To continue its commitment to the communities it serves, WSFS is making a $2 million grant to the WSFS Community Foundation to support underserved communities as part of its mission. Both companies’ long-standing commitment to serve their communities will remain vital to WSFS’ future.

WSFS anticipates consolidating approximately 30% of the combined banking offices due to geographic overlap and optimization opportunities within the network.

WSFS expects pre-tax merger and restructuring costs of approximately $127 million and to achieve annual cost synergies of approximately $73 million, once fully phased in by 2023. The merger is expected to be accretive to WSFS’ earnings per share in 2022, excluding the one-time merger and restructuring costs noted above, and 13.4% accretive once all synergies are achieved in 2023, generating an internal rate of return (IRR) of approximately 18.0%.

After closing, Frank Leto, President and CEO of Bryn Mawr, will join the Boards of Directors of WSFS Financial and WSFS Bank along with two mutually agreed upon current directors of Bryn Mawr’s Board.

The merger agreement has been approved by the boards of directors of both companies. Closing of the transaction is subject to customary approvals by regulators and stockholders of both companies. Pending those approvals, the transaction is expected to close early in the fourth quarter of 2021.

Piper Sandler & Co. acted as financial advisor to WSFS, and its legal counsel was Covington & Burling LLP. Keefe, Bruyette & Woods, Inc., A Stifel Company, acted as financial advisor to Bryn Mawr and its legal counsel was Squire Patton Boggs LLP.

WSFS’ Rodger Levenson, Chairman, President and CEO and Dominic C. Canuso, Executive Vice President, Chief Financial Officer and Bryn Mawr’s President and CEO Frank Leto will host a conference call at 10:00 a.m. ET on March 10, 2021, to discuss the strategic combination. Interested parties may listen to this call by dialing 1-(877) 312-5857 and using audience passcode 3145918. Presentation slides for the conference call are available on the Company’s investor relations page at http://investors.wsfsbank.com/events-presentations. A rebroadcast of the conference call will be available one hour after the completion of the conference call, until March 17, 2021, by calling 1-(855) 859-2056 and using Conference ID 3145918.

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About WSFS Financial Corporation

WSFS Financial Corporation is a multi-billion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally managed bank and trust company headquartered in Delaware and the Greater Philadelphia region. As of December 31, 2020, WSFS Financial Corporation had $14.3 billion in assets on its balance sheet and $24.2 billion in assets under management and administration. WSFS operates from 112 offices, 89 of which are banking offices, located in Pennsylvania (52), Delaware (42), New Jersey (16), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking, cash management and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Cash Connect®, Cypress Capital Management, LLC, Christiana Trust Company of Delaware®, NewLane Finance®, Powdermill® Financial Solutions, West Capital Management®, WSFS Institutional Services®, WSFS Mortgage®, and WSFS Wealth® Investments. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

About Bryn Mawr Bank Corporation

Bryn Mawr Bank Corporation (NASDAQ: BMTC), is the holding company for The Bryn Mawr Trust Company which was founded in 1889, and is headquartered in Bryn Mawr, PA. BMT is a locally managed, premier financial services company providing retail and commercial banking; trust administration and wealth management; and insurance and risk management solutions. Bryn Mawr Bank Corporation has $5.4 billion in corporate assets and $19 billion in wealth assets under management, administration, supervision, and brokerage (as of 12/31/20). The company operates 41 banking locations, 7 wealth management offices and 2 insurance and risk management locations in the following counties: Montgomery, Chester, Delaware, Philadelphia, and Dauphin Counties in Pennsylvania; New Castle County in Delaware; and Mercer and Camden Counties in New Jersey.

Important Additional Information will be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by WSFS of Bryn Mawr. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the proposed transaction, WSFS will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of WSFS and Bryn Mawr and a prospectus of WSFS (the “Joint Proxy/Prospectus”), and each of WSFS and Bryn Mawr may file with the SEC other relevant documents concerning the proposed transaction. The definitive Joint Proxy/Prospectus will be mailed to stockholders of WSFS and Bryn Mawr. STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY WSFS AND BRYN MAWR, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WSFS, BRYN MAWR AND THE PROPOSED TRANSACTION.

Free copies of the Registration Statement and the Joint Proxy/Prospectus, as well as other filings containing information about WSFS and Bryn Mawr, may be obtained at the SEC’s website (http://www.sec.gov) when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, by directing a request to WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801 or by directing a request to Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010.

Participants in the Solicitation

WSFS, Bryn Mawr and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of WSFS or Bryn Mawr in respect of the proposed transaction. Information about WSFS’ directors and executive officers is available in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 23, 2020, and other documents filed by WSFS with the SEC. Information regarding Bryn Mawr’s directors and executive officers is available in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 6, 2020, and other documents filed by Bryn Mawr with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This press release contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the impact WSFS and Bryn Mawr expect their proposed merger to have on the combined entity’s operations, financial condition, and financial results, and WSFS’ and Bryn Mawr’s expectations about their ability to successfully integrate their respective businesses and the amount of cost savings and overall operational efficiencies WSFS and Bryn Mawr expect to realize as a result of the proposed acquisition. The forward-looking statements also include predications or expectations of future business or financial performance as well as goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “intend,” “expect,” “anticipate,” “strategy,” “plan,” “estimate,” “approximately,” “target,” “project,” “propose,” “possible,” “potential,” “should” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of WSFS and Bryn Mawr) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the possibility that the proposed acquisition does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the delay in or failure to close for any other reason; changes in WSFS’ share price before closing; the outcome of any legal proceedings that may be instituted against WSFS or Bryn Mawr; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement providing for the merger; the risk that the businesses of WSFS and Bryn Mawr will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the proposed acquisition may not be fully realized or may take longer to realize than expected; disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom WSFS or Bryn Mawr have business relationships; diversion of management time on merger-related issues; risks relating to the potential dilutive effect of the shares of WSFS common stock to be issued in the proposed transaction; the reaction to the proposed transaction of the companies’ customers, employees and counterparties; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on WSFS, Bryn Mawr and the proposed transaction; and other factors, many of which are beyond the control of WSFS and Bryn Mawr. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of WSFS’ Annual Report on Form 10-K for the year ended December 31, 2020, Bryn Mawr’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in WSFS’ and Bryn Mawr’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by WSFS and Bryn Mawr with the SEC and are available on the SEC’s website at www.sec.gov. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on WSFS, Bryn Mawr or their respective businesses or operations. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. Neither WSFS nor Bryn Mawr undertakes any obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as specifically required by law.